Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
10/16/07
Fixed Income I
CH43
Lehman Brothers Asset Management
36962G3K8
General Electric Capital Corporation
Deutsche Banc Alex Brown
Citigroup; Deutsche Bank Securities;
GE Capital Markets, Inc.; Goldman,
Sachs & Co., Lehman Brothers
Lehman Brothers
$4,560,000
$2,500,000,000
$99.935
$99.935
0.15%
10/17/07
Fixed Income I
CH43
Lehman Brothers Asset Management
22303QAB6
Covidien International Finance S.A.
Banc of America Securities
Banc of America Securities LLC;
Deutsche Bank Securities; Citi;
Goldman, Sachs & Co.; Morgan Stanley;
UBS Investment Bank; Barclays Capital;
BNP Paribas; JP Morgan; Lehman Brothers
Lehman Brothers
$1,110,000
$1,150,000,000
$99.927
$99.927
0.55%
11/14/07
Fixed Income I
CH43
Lehman Brothers Asset Management
172967EM9
Citigroup, Inc.
Citigroup Global Markets
Banc of America Securities LLC;
Bear, Stearns & Co., Inc.; Citigroup
Global Markets Inc.; Credit Suisse
Securities (SUA) LLC; Deutsche Bank
Securities Inc.; Glodman, Sachs & Co.;
Greenwich Capital Markets, Inc.; Jackson
Securities LLC; Lehman Brothers Inc.;
The Williams Capital Group, L.P.;
UBS Securities
Lehman Brothers
$790,000
$4,000,000,000
$99.572
$99.572
0.425%
12/05/07
Fixed Income I
CH43
Lehman Brothers Asset Management
50075NAU8
Kraft Foods Inc.
Goldman, Sachs & Co.
ABN AMRO Inc., BNP Paribas, Credit
Suisse, Goldman, Sachs & Co., HSBC,
 JP Morgan, M.R. Beal & Co., Piper
Jaffray, Seibert Capital Markets, S
ociete Generale, UBS Investment Bank,
Wachovia Securities, Lehman Brothers
Lehman Brothers
$1,770,000
$2,000,000,000
$99.515
$99.515
0.450%
12/07/07
Fixed Income I
CH43
Lehman Brothers Asset Management
74254PVP4
Principal Life Global Funding
Deutsche Bank Securities Inc.
Deutsche Bank Securities Inc.,
Lehman Brothers
Lehman Brothers
$2,110,000
$500,000,000
$99.922
$99.922
0.350%
12/14/07
Fixed Income I
CH43
Lehman Brothers Asset Management
62912XAA2
NGPL PipeCo LLC
Banc of America Securities LLC
Anz Securities, Inc., Banc of
AmericaSecurities LLC, Deutsche
Bank Securities, DNB NOR Markets,
ING Wholesale, Mizuho Securities USA
Inc., Natixis Bleichroeder
Inc., The Williams Capital Group, L.P.
WestPac, Lehman Brothers
Lehman Brothers
$2,875,000
$1,250,000,000
$100.00
$100.00
0.35%
01/07/08
Fixed Income I
CH43
Lehman Brothers Asset Management LLC
26442CAB0
Duke Energy Carolinas
JP Morgan
Credit Suisse; Deutsche Bank Securities;
JP Morgan ; RBS Greenwich Capital;
Wachovia Securities; Lehman Brothers
Lehman Brothers
$865,000
$500,000,000
$99.930
$99.930
0.875%
01/08/08
Fixed Income I
CH43
Lehman Brothers Asset Management LLC
36962G3P7
General Electric Capital Corporation
JP Morgan
Castle Oak Securities, L.P.; Goldman,
 Sachs & Co.'; JP Morgan Securities,
Inc.; Robert Van Securities, Inc.;
Samuel A. Ramirez & Co.;  Inc.; The
Williams Capital Group, P.P.; Utendahl
Capital Partners, L.P.; Lehman Brothers
Lehman Brothers
$2,855,000
$4,000,000,000
$98.599
$98.599
0.50%
01/14/08
Fixed Income I
CH43
Lehman Brothers Asset Management LLC
87612EAT3
Target Corporation
Banc of America Securities LLC
Banc of America Securities LLC;
BNP Paribas; Citigroup Global Markets;
goldman, Sachs & Co.; HSBC Mitsubishi;
JP Morgan Securities Inc.; Merrill
Lynch, Pierce, Fenner & Smith, Inc.;
Mitsubishi UFJ Securities International
plc; Mizuho Securities USA Inc.; Piper
Jaffray & Co.; UFJ Securities; Wachovia
Securities; Wells Fargo Securities;
Lehman Brothers
Lehman Brothers
$1,090,000
$500,000,000
$99.674
$99.674
0.35%
02/04/08
Fixed Income I
CH43
Lehman Brothers Asset Management LLC
91324PBJ0
United Health Group
Citigroup Global Markets
Banc of America securities LLC;
Bear, Stearns & Co.; Citigroup Global
Markets Inc.; Deutsche Bank Securities
Inc.; Goldman, Sachs &co.; J.P. Morgan
Securities Inc.; Loop Capital Markets,
LLC; Merrill Lynch, Pierce , Fenner &
Smith Inc.; Morgan Stanley & Co. Inc.;
The Williams Capital Group, L.P.;
Lehman Brothers
Lehman Brothers
$1,390,000
$1,100,000,000
$99.909
$99.909
0.65%
02/07/08
Multi-Strategy Bond
GU78
Goldman Sachs Asset Management, L.P.
92343VAK0
Verizon Communications, Inc.
JP Morgan
Barclays Capital; CGM; JP Morgan;
Bear Stearns & Co.; Blalock Robert;
Credit Suisse; GS&CO; Loop Capital
Markets, Mitsubishi Securities;
Wachovia Securities;
Williams Capital Group; Goldman
Sachs & Co.
Goldman Sachs & Co.
$2,225,000
$1,750,000,000
$99.051
$99.051
0.875%
02/07/08
Fixed Income III
CH78
Goldman Sachs Asset Management, L.P.
92343VAK0
Verizon Communications, Inc.
JP Morgan
Barclays Capital; CGM; JP Morgan; Bear
Stearns & Co.; Blalock Robert; Credit
Suisse; GS&CO; Loop Capital Markets,
Mitsubishi Securities; Wachovia
Securities; Williams Capital Group;
Goldman Sachs & Co.
Goldman Sachs & Co.
$550,000
$1,750,000,000
$99.051
$99.051
0.875%
02/27/08
Multi-Strategy Bond
GU78
Goldman Sachs Asset Management, L.P.
205363AJ3
Computer Science CS6 one half
Barclays Capital
BOA Securities; Barclays Capital;
Merrill Lynch Pierce Fenner & Smith;
Banca IMI; BNP Paribas; BNY Capital
Markets; Mitsubishi UFJ Securities;
RBS Greenwich; Scotia Capital; Standard
Charter Bank; UBS Securities; Wachovia
Securities; Wells Fargo; Goldman Sachs
& Co
Goldman Sachs & Co.
$2,575,000
$1,000,000,000
$99.575
$99.575
0.45%